Exhibit 10.28

Joint Venture Agreement

CDI (Beijing) International Trading Co., Ltd.

Shareholders of the parties:

Party A: Chen Chi

Party B: CDI Shanghai Management Co., Ltd.

The above parties as shareholders reached the following agreement on the establishment of CDI (Beijing) International Trade Co., Ltd.,

I. The proposed company name, business scope, registered capital, the legal representative:

1. Company Name: CDI (Beijing) International Trade Co., Ltd.

2. Business: steel, aluminum and Australia Board trade

3. the registered capital: RMB 50MM

4. the legal representative: Chi Chen

II. Funding methods and the proportion of shares:

1. Party A invests $ 3.57MM (RMB 24.5 MM) in cash, 49% of the total registered capital;

2. Party B invests $ 3.7MM (RMB 25.5 MM) in cash, 51% of the total registered capital

III. Investment schedule

Phase 1: After capital verification, party A invests $ 700K (RMB 4.9MM), Party B invests $ 744K (RMB 5.1MM);

Phase 2: In late September 2008, Party A invests $ 700K (RMB 4.9MM), Party B invests $ 744K (RMB 5.1MM);

Phase 3: In late December 2008, Party A invests $ 700K (RMB 4.9MM), Party B invests $ 744K (RMB 5.1MM);

Phase 4: In late March 2009, Party A invests $ 1.4MM (RMB 9.8MM), Party B invests $ 1.49MM (RMB 10.2MM).

IV. The shareholders should complete the formation of the companies on following matters:

1. set up the preparatory group, which is composed of staff members from the Party A, which is responsible for the application procedures of organizing the enterprise and completion of the following:

(1) preparations for the establishment of institutions and enterprises with staff;

(2) the right to approve and declare the establishment of corporate reports and documents relating to the application;

(3) the procedures for their contribution;

(4) apply for business registration from the industrial and commercial administrative departments, and is responsible for handling tax registration, bank accounts and other procedures;

(5) all other matters entrusted by all the shareholders during the preparatory process of the enterprises

(6) Party A pays for the advanced cost of setting up the company, once established, the company should be responsible for the cost.

2. other shareholders should complete the following:

(1) according to the provisions of this Agreement, the subscription of their respective capital contributions should be in place timely.

(2) provide relevant information assistance on business registration,

(3) is responsible for corporate planning work of other commissioned agencies.

V. Shareholders

Enterprise shareholders will be the highest organ of power. Shareholders will be formed by all the shareholders, shareholders meeting will be convened at least once a year. Shareholders’ rights and obligations of enterprises are in accordance with the Constitution.

VI. The company’s board of directors

The company set up by three (or five) of the Board of Directors, of which Party A appoint Chi Chen the vice-chairman and legal representative, Party B appointed Xiaowen Zhuang the chairman. Both party employ Mr. Zhang Wuliang as the director. Each party appoints a supervisor. Party A is responsible for the daily operation of enterprises, and to establish the corporate management system in line with Party B. The director appointed by Party B in accordance with the Company’s exercise of rights and obligations of directors, supervisors should exercise supervisory powers. The company use Superdata corporate financial software systems.

VII. The company’s financial accounting system

1. The company shall establish its financial and accounting systems according to laws, administrative regulations and the regulations of the responsible finance department of the State Council. At the end of each fiscal year, the company shall prepare a financial statement which shall be examined and verified as provided by law.

2. The company’s financial statements shall include the following accounting statements and schedules:

(1) balance sheet;

(2) profit and loss statement;

(3) statement of financial changes;

(4) explanation of financial condition; and

(5) profit distribution statement

3. The company should prepare financial reports at the end of each accounting month and in 20 days after the reports established, the company submitted it to all the shareholders.

4, When distributing each year’s after-tax profits, the company shall set aside ten per cent of its after-tax profits for the company’s statutory common reserve fund and five per cent to ten per cent of its profits for the company’s statutory common welfare fund. When the aggregate balance in the statutory common reserve fund is fifty per cent or more of the registered capital of the company, the company need not make any further allocations to that fund.

5. When the company’s statutory common reserve fund is not sufficient to make up for the company’s losses of the previous year, current year profits shall be used to make up for the losses before allocations are set aside for the statutory common reserve fund or the statutory common welfare fund in accordance with the previous clause.

6. Company withdraw legal public loan fund to use for all employees’ collective welfare.

7. After the company has made up its losses and made allocations to its common reserve fund and statutory common welfare fund, the remaining profits are distributed in proportion to the shareholders’ capital contributions.

VIII. The company’s liquidation

1. Under one of the following circumstances, the company should be dissolved:

(1). the term of the business expired;

(2). shareholders’ meeting dissolve the resolution;

(3). a result of the merger and dissolution and require separation;

(4). in violation of national laws and administrative regulations, was ordered to be closed in accordance with the law;

(5). other statutory dissolution of the needs of the subject.

2. In accordance with Article VIII, paragraph (1) of the first and second dissolution of the provision, liquidation group should be set up in 15 days, candidate of the liquidation teams will be determined by shareholders. In accordance with Article VIII, paragraph (1) of Article 4, 5 dissolution of the provisions, the liquidation group should be set up by the relevant competent authority organizing the personnel to conduct liquidation.

3. the rights and obligations if liquidation teams are provided by the company’s constitution otherwise.

IX. The responsibility of default

1. If the contract cannot be carried out or carried out completely because of the default of any shareholder, the default shareholder will be responsible to compensate the loss of the other shareholder caused by the default.

2. No shareholders will be allowed to do anything illegal in the name of the company. If it does happen the related shareholder will take the full legal responsibility and the full loss caused by the illegal activity.

X. Others

1. If the contract cannot be carried out and the setup of the company fails because of any reason out of control, no shareholder will take the responsibility. The setup group will return the raised capital back to all the shareholders. The expense during the setup process will be shared pro rata by all the shareholders.

2. Any disagreement concerning the contract or during the carrying out process of the contract will be solved by the discussion of all the shareholders.

3. The article constituted according to the terms of the contract is part of the contract and should be obeyed by all the shareholders.

4.The contract will be valid with the stamp and signature of all the shareholders and the approval of the authority.

5.Any uncompleted arrangement will be discussed by all the shareholders. If it is necessary additional terms can be added into the contract.

6.The contract will be effective from the date it was signed and stamped by all the shareholders. Total four copies of the contract are prepared and two copies for each shareholder.

Party A :	/s/ Chi Chen

Chen Chi

Party B:	CDI (Shanghai) Management Co. Ltd.

/s/ Xiaowen Zhuang (signature and stamp)

Legal Representative: Zhuang Xiaowen

Date: June 20, 2008